UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

XERIANT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Innovation Centre #1 3998 FAU Boulevard, Suite 309 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 491-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12b of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into Material Definitive Agreements

On November 5. 2025, Xeriant, Inc. (the “Company”) and Auctus Fund, LLC (“Auctus”) entered into a Settlement Agreement (the “Settlement Agreement”) relating to that certain Senior Secured Promissory Note dated October 27, 2021 (as amended, the “Note”). The effective date of the Settlement Agreement is retroactive to October 29, 2025. The Settlement Agreement provides, inter alia, the following:

1.       The Company will issue to Auctus 30,000,000 unrestricted shares of the Company’s Common Stock (the “Conversion Shares”) pursuant to an existing Notice of Conversion dated February 24, 2025.

2.       The Company will pay to Auctus $3,500,000 as follows: (A) $1,000,000 on or before 75 days from October 29, 2025; (B) $1,000,000 on or before 105 days from October 29, 2025;(C) $1,000,000 on or before 135 days from October 29, 2025; and (D) $500,000 on or before 165 days from October 29, 2025.

3.       Within ten (10) business days of receipt by the Company of any money or any other consideration pertaining to the legal action brought by the Company against XTI Aircraft Company, the Company will transfer litigation proceeds to Auctus on a preferred basis and share on a percentage basis thereafter net of legal fees not to exceed $250,000.

4.       Provided that the Company timely makes all payments with respect to the $3,500,000, Auctus will return to Company (a) a Warrant dated July 26, 2022 to purchase 25,000,000 shares of the Company’s Common Stock and (b) a Warrant dated December 27, 2022 to purchase 25,000,000 shares of the Company’s Common Stock.

5.       So long as the Company makes all payments as set forth above, Auctus will suspend any further exercise of its conversion rights under the Note.

6.       The Company has issued a full and unconditional release to Auctus regarding any claims that the Company has against Auctus with respect to the Note and all agreements relating to the Note.

7.       The Company agrees that it will not pursue, file or permit to be pursued any civil action against Auctus with regard to the released claims.

8.       Provided that no event of default has occurred under the Settlement Agreement, Auctus will not pursue, file, or assert any action, suit or legal proceeding against the Company seeking equitable or monetary relief in connection with the Note.

9.       Auctus will be entitled to retain its original warrant to purchase 50,968,828 shares of the Company’s Common Stock.

The foregoing summary of the Settlement Agreement does not purport to be complete, and is qualified in its entirety by the terms and conditions set forth in the form thereof which is attached as Exhibit 10.1 to this Form 8-K.

The Company and Auctus have also entered into a Leak-Out Agreement regarding the sale by Auctus of common stock received by Auctus pursuant to a conversion or exercise of any security held by Auctus.

Item 3.02 Unregistered Sales of Equity Securities. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

Reference is made to the discussion in Item 1.01 with respect to the issuance of the Conversion Shares. The Conversion Shares are being issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

Exhibit	Description
10.1	Settlement Agreement (Portions of the Exhibit have been Omitted)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2025	XERIANT, INC.

	By:	/s/ KEITH DUFFY
Keith Duffy, Chief Executive Officer

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